Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements and financial statement schedules of Behringer Harvard Multifamily REIT I, Inc. and subsidiaries dated March 1, 2013, appearing in the Annual Report on Form 10-K of Behringer Harvard Multifamily REIT I, Inc. for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP
Dallas, Texas
December 18, 2013